Exhibit 10.1

AMENDMENT TO FUTURESACCESSSM ADVISORY AGREEMENT

This amendment is made as of June 17, 2014 (the “Amendment”) among ML WINTON FUTURESACCESSSM LLC, a Delaware limited liability company, ML WINTON FUTURESACCESSSM LTD., a Cayman Islands exempted company (the “Onshore Fund” and the “Offshore Fund,” respectively, and collectively, the “Fund”), MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC, a Delaware limited liability company (the “Manager”) and WINTON CAPITAL MANAGEMENT LIMITED (the “Trading Advisor”).  Capitalized terms not otherwise defined herein have those meanings set forth in the Agreement.

WHEREAS, the Fund, the Manager and the Trading Advisor entered into an Advisory Agreement dated as of May 26, 2004, as amended prior to the effective date set forth above (the “Agreement”); and

NOW THEREFORE, the parties hereto agree to amend the Agreement as follows, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.	Section 1(a) shall be replaced in its entirety as follows:

“The Trading Advisor agrees to use its reasonable best efforts to cooperate with the Fund and the Manager in preparing the Memorandum and any Securities and Exchange Commission (“SEC”) filings of the Fund made pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), by separately providing its current Form ADV to the Manager as filed with the SEC and made available to the public at www.adviserinfo.sec.gov, provided that, upon the reasonable request of the Manager, the Trading Advisor shall also provide, as promptly as may be reasonably practicable, all other information (if any) regarding the Trading Advisor, its “principals,” “trading principals,” and “trading program” (each of the foregoing as defined in Section 4.10 of the Commodity Regulations) and “affiliates” (as defined in the Securities Act) which the Manager reasonably believes to be necessary or advisable to include in the Memorandum or in any SEC filings made pursuant to the 1934 Act and hereby consents to the disclosure of any of the above information in the Memorandum or such filings.  Notwithstanding the foregoing the Manager may make non-material changes to such information to conform the format of such information to the format of the Memorandum and/or to comply with Commodity Regulations without prior approval of the Trading Advisor.”

2.	Section 1(d) shall be replaced in its entirety as follows:

“At all times while any of the Interests continue to be offered, the Trading Advisor, at its own expense, shall promptly provide the Fund and the Manager with complete and accurate performance information (in form and substance consistent with Sections 4.25 and 4.35 of the Commodity Regulations and with the NFA Rules) reflecting the actual performance of the Winton Diversified Futures Fund (US) L.P. (“WDFF”) up to the latest practicable date (consistent with Sections 4.25 and 4.35 of the Commodity Regulations), together with any reports or letters relating to such performance data received from accountants and in the possession of the Trading Advisor.  The Trading Advisor shall also provide the Fund and the Manager with commentary pertaining to the performance of WDFF for each month in a timely manner and hereby consents to the use of such commentary, as may be modified by the Manager in any non-material way, in any reports or marketing materials produced by the Fund or the Manager and consents to the use of the information provided pursuant to this Section 1 in any SEC filings made pursuant to the 1934 Act.”

3.	Section 5 shall replaced in its entirety with the following:

“Management Fee.

As of the last Business Day of each calendar month, the Fund shall pay the Trading Advisor a Management Fee, calculated and payable in U.S. dollars, equal to:

(a)	0.0833% (a 1.0% annual rate) of the aggregate gross asset value of the Class F and Class F-1 Interests of the Onshore Fund (as described in the Onshore Memorandum, including any supplements thereto);

(b)	0.1041% (a 1.25% annual rate) of the aggregate gross asset value of the Class G Interests of the Onshore Fund (as described in the Onshore Memorandum, including any supplements thereto);

(c)
0.125% (a 1.5% annual rate) of the aggregate gross asset value of the Class DT Interests (if any) of the Onshore Fund (as described in the Onshore Memorandum, including any supplements thereto)  (the “15% Class”);

(d)
0.1667% (a 2% annual rate) of the aggregate gross asset value of the Class A, Class C, Class I, Class D, Class DS and Class M Interests of the Onshore Fund (as described in the Onshore Memorandum, including any supplements thereto) (together with the Class F, Class F-1 and Class G Interests, collectively, the “20% Classes”); and

(e)	0.1667% (a 2% annual rate) of the aggregate gross asset value of the Offshore Fund in each case, for the avoidance of doubt, such aggregate gross asset value being calculated prior to reduction for any accrued Incentive Fees or for the Management Fee being calculated.  Such Management Fee shall be pro rated in the case of partial calendar months, but shall not be subject to rebate once paid.

For the avoidance of doubt, Class F and Class F-1 Interests were initially offered as of three subscription dates: May 1, 2013; May 16, 2013; and June 1, 2013.  Following this initial offering period, only investors who subscribed for Class F or Class F-1 Interests during the initial offering period and continue to hold such Interests will be permitted to make additional subscriptions to these Classes as determined by the Manager in its sole discretion.”

4.	Section 6 shall be replaced in its entirety as follows:

“Incentive Fee.

(a) (i)           Onshore Fund.  The Onshore Fund will pay to the Trading Advisor, as of December 31, 2013 and thereafter at the end of each calendar quarter (i.e., the quarters ending on March 31, June 30, September 30 and December 31) (each an “Incentive Fee Calculation Date”), an incentive fee equal to 15% of the Onshore New Trading Profit (defined below) allocated to the 15% Class and 20% of the Onshore New Trading Profit allocated to the 20% Classes as of such Incentive Fee Calculation Date (as applicable, the “Onshore Incentive Fee”).  Onshore Incentive Fees shall be calculated with respect to the 15% Class on the one hand and the 20% Classes as a whole on the other hand, irrespective of the performance of different investor’s Interests in such Classes.

(ii)            “Onshore New Trading Profit” is calculated separately with respect to the 15% Class and the 20% Classes and equals any increase in the aggregate net asset value, subject to Section 6(a)(v), of the 15% Class or the 20% Classes, as applicable, as of the current Incentive Fee Calculation Date over the Onshore High Water Mark attributable to the 15% Class or the 20% Classes, as applicable.

(iii)            1.           The “Onshore High Water Mark” attributable to each of the 15% Class and the 20% Classes shall be equal to the highest aggregate net asset value of the 15% Class or the 20% Classes, respectively, after reduction for the relevant Onshore Incentive Fee then paid, as of any preceding Incentive Fee Calculation Date.  The Onshore High Water Mark shall be increased dollar-for-dollar by new subscriptions and decreased proportionately when capital withdrawals from the Onshore Fund’s account being traded by the Trading Advisor (“Onshore Capital Withdrawals”) are made with respect to the 15% Class or the 20% Classes.  The proportionate Onshore High Water Mark reduction made as a result of Onshore Capital Withdrawals shall be calculated by multiplying the Onshore High Water Mark in effect immediately prior to such Onshore Capital Withdrawal by a fraction, the numerator of which is the aggregate net asset value of the 15% Class or the 20% Classes, as applicable, immediately following such Onshore Capital Withdrawal and the denominator of which is the aggregate net asset value of the 15% Class or the 20% Classes, as applicable, immediately before such Onshore Capital Withdrawal, in each case prior to reduction for any accrued Onshore Incentive Fee.  For the avoidance of doubt, the payment of expenses shall not be deemed a Onshore Capital Withdrawal and shall not reduce the Onshore High Water Mark.

2.            If an Onshore Incentive Fee is paid with respect to the 15% Class or the 20% Classes as of an Incentive Fee Calculation Date, the relevant Onshore High Water Mark shall be reset to the aggregate net asset value of the 15% Class or the 20% Classes, as applicable, and at the Incentive Fee Calculation Date, immediately following such payment and following the payment of the Sponsor’s Fees (as defined in the Onshore Memorandum) and Management Fee charged, in the aggregate, to each Class within such group.

3.            For the avoidance of doubt, the Onshore High Water Mark shall be determined on the basis of the 15% Class on the one hand and the 20% Classes on the other hand and not on the basis of any individual investors or other group of investors.

(iv)            When there is an accrued Onshore Incentive Fee at the time any net Onshore Capital Withdrawal is made, the Onshore Incentive Fee attributable to such Onshore Capital Withdrawal will be paid.  Such Onshore Incentive Fee shall be determined by multiplying the Onshore Incentive Fee that would have been paid had the date of the Onshore Capital Withdrawal been an Incentive Fee Calculation Date by a fraction, the numerator of which is the amount of the Onshore Capital Withdrawal attributable to the 15% Class or the 20% Classes, as applicable, and the denominator of which is the aggregate net asset value of the 15% Class or the 20% Classes, as applicable, immediately prior to the Onshore Capital Withdrawal, in each case prior to reduction for the accrued Onshore Incentive Fee.  Such Onshore Incentive Fee will be paid from and reduce the amount of the Onshore Capital Withdrawal.

(v)            Onshore New Trading Profit is calculated prior to the reduction for any Onshore Incentive Fees or Sponsor’s Fees being calculated as of such Incentive Fee Calculation Date with respect to the 15% Class or the 20% Classes, as applicable.  In addition, net asset value for purposes of calculating the Onshore Incentive Fee shall not include any interest income earned by the Onshore Fund and shall not be reduced by the Sponsor’s Fees, although such interest income shall increase, and such Sponsor’s Fees shall decrease, net asset value for purposes of determining the value of the Interests and the Sponsor’s Fee shall reduce net asset value when resetting the Onshore High Water Mark pursuant to Section 6(a)(iii)(2).  For the avoidance of doubt, no Onshore Incentive Fee shall be payable on any interest income earned by the Onshore Fund.

(b)            (i)           Offshore Fund Incentive Fee.  The Offshore Fund will pay to the Trading Advisor, as of each Incentive Fee Calculation Date, an incentive fee, calculated and payable in U.S. dollars, equal to 20% of any Offshore New Trading Profit (defined below) recognized by the Offshore Fund as of such Incentive Fee Calculation Date (the “Offshore Incentive Fee” and together with the Onshore Incentive Fee, the “Incentive Fee”).

(ii)           “Offshore New Trading Profit” equals any increase in the net asset value, subject to Section 6(b)(v), of the Offshore Fund as of the current Incentive Fee Calculation Date over the Offshore High Water Mark attributable to the Offshore Fund.

(iii)           1.           The “Offshore High Water Mark” attributable to the Offshore Fund shall be equal to the highest net asset value attributable to the Offshore Fund after reduction for the Offshore Incentive Fee then paid, as of any preceding Incentive Fee Calculation Date.  The Offshore High Water Mark shall be increased dollar-for-dollar by new subscriptions and decreased proportionately when capital withdrawals from the Offshore Fund’s account with the Trading Advisor (“Offshore Capital Withdrawals”) are made by the Offshore Fund.  The proportionate Offshore High Water Mark reduction made as a result of Offshore Capital Withdrawals shall be calculated by multiplying the Offshore High Water Mark in effect immediately prior to such Offshore Capital Withdrawal by a fraction, the numerator of which is the net asset value of the Offshore Fund immediately following such Offshore Capital Withdrawal and the denominator of which is the net asset value of the Offshore Fund immediately before such Offshore Capital Withdrawal, prior to reduction for any accrued Offshore Incentive Fee.  For the avoidance of doubt, the payment of expenses shall not be deemed a Offshore Capital Withdrawal and shall not reduce the Offshore High Water Mark.

2.           If an Offshore Incentive Fee is paid as of an Incentive Fee Calculation Date, the Offshore High Water Mark is reset to the net asset value of the Offshore Fund immediately following such payment and following the payment of the Sponsor’s Fees (as defined in the Offshore Memorandum) and Management Fees charged, in the aggregate, by the Offshore Fund.

3.           For the avoidance of doubt, the Offshore High Water Mark shall be determined on the basis of the Offshore Fund as a whole and not on the basis of any individual investors or group of investors.

(iv)            When there is an accrued Offshore Incentive Fee at the time any net Offshore Capital Withdrawal is made, the Offshore Incentive Fee attributable to such Offshore Capital Withdrawal will be paid.  Such Offshore

Incentive Fee shall be determined by multiplying the Offshore Incentive Fee that would have been paid had the date of the Offshore Capital Withdrawal been an Incentive Fee Calculation Date by a fraction, the numerator of which is the amount of the Offshore Capital Withdrawal, and the denominator of which is the net asset value of the Offshore Fund immediately prior to the Offshore Capital Withdrawal.  Such Offshore Incentive Fee will be paid from and reduce the amount of the Offshore Capital Withdrawal.

(v)            Offshore New Trading Profit is calculated prior to the reduction for any Offshore Incentive Fees or Sponsor’s Fees being calculated as of such Incentive Fee Calculation Date.  In addition, net asset value for purposes of calculating the Offshore Incentive Fee shall not include any interest income earned by the Offshore Fund and shall not be reduced by the Sponsor’s Fees, although such interest income shall increase, and such Sponsor’s Fees shall decrease, net asset value for purposes of determining the value of the Shares and the Sponsor’s Fee shall reduce net asset value when resetting the Offshore High Water Mark pursuant to Section 6(b)(iii)(2).  For the avoidance of doubt, no Offshore Incentive Fee shall be payable on any interest income earned by the Offshore Fund.

 (c)           The termination date of this Agreement with respect to the Onshore Fund or the Offshore Fund, as applicable, shall be treated as an Incentive Fee Calculation Date with respect to the Onshore Incentive Fee or Offshore Incentive Fee, respectively.

(d)           The Trading Advisor will, at the request of the Manager, receive the Incentive Fee either as a fee or as a profit allocation.

(e)           The Manager shall calculate the Management and Incentive Fees promptly after each date as of which either of such fees is due.  The Manager will deliver to the Trading Advisor a reasonably detailed summary of the Manager’s calculation of such fees, and such calculation shall be binding and conclusive among all affected parties unless the Trading Advisor objects in writing to such calculation by the close of business in New York on the fifth full New York business day following the delivery of such summary.”

5.	The addresses of the Fund and the Manager set forth in Section 16 of the Agreement shall be replaced in their entirety as follows:

if to the Fund:

ML WINTON FUTURESACCESS, LLC
ML WINTON FUTURESACCESS LTD.
c/o Merrill Lynch Alternative Investments LLC
Bank of America
100 Federal Street, 11th Floor
Boston, MA 02110
Attn:  Christopher Thome
Facsimile:  617-310-3098
email:  christopher.thome@bankofamerica.com

with a copy to:

Managed Futures Product Management
4 World Financial Center
250 Vesey Street -- 10th Floor
New York, NY 10080
Attn:  Gail Wygoda
e-mail:  ml.managedfutures@ml.com

if to the Manager:

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

Bank of America
100 Federal Street, 11th Floor
Boston, MA 02110
Attn:  Christopher Thome
Facsimile:  617-310-3098
email:  christopher.thome@bankofamerica.com

with a copy to:

Managed Futures Product Management
4 World Financial Center
250 Vesey Street -- 10th Floor
New York, NY 10080
Attn:  Gail Wygoda
e-mail:  ml.managedfutures@ml.com

and if to the Trading Advisor, then for the Attention of the Legal Department.

6.	The following shall be included as Section 27:

“Monthly Reports.  At all times while any of the Interests continue to be offered, the Manager shall deliver to the Trading Advisor a report (the “Monthly Report”) including: (i) the net asset value of the Fund as of the end of each month; (ii) the net asset value of each Class of Interests as of the end of such month; and (iii) the subscriptions and redemptions for each Class of Interests occurring during such month.”

7.	The following shall be included as Section 28:

“Semi-Monthly Liquidity.  The Trading Advisor acknowledges and understands that, effective October 15, 2012, the Manager changed the redemption rights and subscription dates of the Fund (including, for the avoidance of doubt, the Onshore Fund and the Offshore Fund) to permit subscriptions and redemptions on a semi-monthly basis.  As a result, the Fund offers Units for subscription as of the 1st and 16th calendar day of each month as of October 16, 2012.  In addition, investors may generally redeem any or all of their Units from the Fund in whole or fractional Units effective as of (i) the 15th calendar day of each month and/or (ii) the last calendar day of each month.  Investors must submit subscription documents and redemption notices on or before the “Subscription/Redemption Date,” which is eight business days prior to the 1st or 16th of every month.  The Sponsor may eliminate Fund investors’ mid-month redemption right, or change the Subscription/Redemption Date, at any time.  The Manager may amend the estimated trading level of the account of the Fund on or before the 1st and 16th calendar day of each month, and amend the final trading level by the third Business Day following the 1st and 16th calendar day of each month, by sending an email to fundsflows@wintoncapital.com, such trading level amendment to take effect by 5 pm (London time) on the first Business Day following the day on which the email specifying the final trading level is received by the Trading Adviser .”

8.	Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

9.
The governing law, counterparties, method of execution, rules of interpretation, notice and other procedural provisions set forth in the Advisory Agreement shall be equally applicable to this Amendment.

10.
All parties represent and warrant each with respect to itself only that, they have taken all action required to be taken in order to authorize and effect this Amendment.  This Amendment constitutes a legal, valid and binding and enforceable obligation of the respective parties.

11.
Upon the effectiveness of this Amendment, the parties hereby reaffirm all representations and warranties made in the Agreement as amended hereby, and certify that all such representations and warranties are true and correct in all respects on and as of the date hereof.

12.
This Amendment may be executed in one or more counterparts, each of which shall, however, together constitute one and the same document.  Facsimile signature pages shall have the same binding force and effect as original copies.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned on the day and year first written above.

ML WINTON FUTURESACCESSSM LLC

By:	Merrill Lynch Alternative Investments LLC,
Manager

By:	/s/ Dominick Carlino
	Name:	Dominick Carlino
	Title:	VP of MLAI

ML WINTON FUTURESACCESSSM LTD.

By:	/s/ Colleen R. Rusch
	Name:	Colleen R. Rusch
	Title:	Director

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

By:	/s/ Dominick Carlino
	Name:	Dominick Carlino
	Title:	VP of MLAI

WINTON CAPITAL MANAGEMENT LIMITED

By:	/s/ Rajeev Patel
	Name:	Rajeev Patel
	Title:	Director